EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 29, 2002 included in this Form 10-K into the following registration statements of Edgewater Technology, Inc. (formerly StaffMark, Inc.): (1) Registration Statement (Form S-8 No. 333-50912) filed with the SEC on November 30, 2000; and (2) Registration Statement (Form S-8 No. 333-88313) filed with the SEC on October 1, 1999.

ARTHUR ANDERSEN LLP

Boston, Massachusetts,
March 26, 2002